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                                                                   EXHIBIT 10.12


                         STOCK SUBSCRIPTION AGREEMENT



     THIS STOCK SUBSCRIPTION AGREEMENT (the "Subscription Agreement") is made as of this 7th day of April 1998 by and among:

          RIVER HOLDING CORP., a corporation organized and existing under the laws of the State of Delaware (the "Company"); and

          The investors set forth on Schedule 1 hereto (collectively, the "Investors") who are subscribing for and purchasing the number of Common Shares, par value $ .01 per share (the "Shares"), set forth opposite such Investor's name on Schedule 1.

1.   Subscription of Shares.
     ----------------------

     1.1  Subscriptions.  Upon the terms and subject to the conditions of this
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Subscription Agreement, each Investor hereby subscribes for the number of Shares set forth opposite such Investor's name on Schedule 1, for a purchase price of $10.00 per share, for the aggregate purchase price set forth opposite such Investor's name on Schedule 1.

     1.2  Closing.  Upon the terms and subject to the conditions of this
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Agreement, the closing (the "Closing") of the transactions contemplated by this
Subscription Agreement shall take place at the same time and place and substantially concurrently with the closing under the Amended and Restated Merger Agreement dated as of March 15, 1998, by and among the Company, River Acquisition Corp., a California corporation, Hudson Respiratory Care Inc., a California corporation ("Hudson RCI") and the Shareholders of Hudson RCI (the "Merger Agreement"). The only conditions to the Closing under this Subscription Agreement shall be the substantially concurrent satisfaction or waiver of the conditions to closing of the transactions contemplated by the Merger Agreement. At the Closing, the Company shall deliver to each Investor a certificate for the number of Shares set forth opposite such Investor's name on Schedule 1 duly registered in the name of such Investor.

     1.3  Payment by the Investors.  At the Closing, the Investors shall pay the
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purchase price, in the respective amounts set forth in Schedule 1, by wire transfer to an account designated by Freeman Spogli & Co. Incorporated for that purpose (which account may be an account in the name of the Company, or the paying agent in connection with the Merger).

2.   Representations and Warranties of the Investors.
     -----------------------------------------------

     2.1  Investment Representation.  Each of the Investors hereby severally
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(and not jointly and severally) represents and warrants to the Company with respect to itself as follows: (a) Investor is acquiring the Shares for its own account and not with a view to or for sale in connection with any distribution of the Shares; (b) Investor (i) is familiar with the business of the
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Company and Hudson RCI, (ii) has had an opportunity to discuss with representatives of the Company and Hudson RCI the condition of any prospects for the continued operation and financing of the Company and Hudson RCI and such other matters as Investor has deemed appropriate in considering whether to invest in the Shares, and (iii) has been provided access to all available information about the Company and Hudson RCI requested by Investor; and (c) Investor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under the securities laws of any state and that Investor may not sell or otherwise transfer the Shares unless they are subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless an exemption is available which permits sale or other transfer without such registration and qualification.

     2.2  Indemnification of the Company.  Each Investor, severally and not
          ------------------------------
jointly and severally, hereby agrees to indemnify, defend and hold harmless the Company (including its officers, directors, assigns and successors) from and against any and all claims, actions, deficiencies, assessments, liabilities, losses, damages, costs, expenses, judgments and settlements, including reasonable legal fees, of any kind (collectively, "Claims") relating to or arising out of or in connection with or incidental to any breach of any representation or warranty of an Investor under this Subscription Agreement.

3.   Representations and Warranties of the Company.
     ---------------------------------------------

     3.1  The Company represents and warrants as follows:

          (a) Organization and Corporate Authority; Binding Obligation.  The
              --------------------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has full corporate power and authority to execute, deliver and perform this Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary corporate action and constitutes (or upon execution and delivery will constitute) a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally.

          (b) Agreement not a Breach.  The execution of this Agreement by the
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Company and the fulfillment, performance and compliance with the terms and provisions of this Agreement by the Company will not (i) conflict with or result in a breach of any provision of the Company's Certificate of Incorporation or Bylaws; (ii) conflict with, violate or result in a breach of the terms, conditions or provisions of, or constitute a default or result in the acceleration of any obligation under, or result in the cancelation or modification of, or permit termination of, any material agreement or instrument to which the Company is a party or by which the Company is bound; or (iii) conflict with or violate the provisions of any law or any judgment, decree, order, regulation, arbitration award or rule of any court or governmental authority or any covenant or

                                       2.
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restriction binding upon the Company, including, without limitation, the
Certificate of Incorporation.

     3.2  Indemnification.  The Company hereby agrees to indemnify, defend and
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hold harmless each Investor (including their respective officers, directors, partners, representatives, employees, assigns and successors and affiliates) from and against any and all claims, actions, deficiencies, assessments, liabilities, losses, damages, costs, expenses, judgments and settlements, including reasonable legal fees, of any kind (collectively, "Claims") relating to or arising out of or in connection with or incidental to (i) any breach of any representation or warranty of the Company under this Subscription Agreement, and (ii) any liability that an Investor may incur, or litigation or Claims relating to, Investor's status as a stockholder of the Company or its successors or assigns (including litigation that Investors may be made party to as a result of their ownership of Common Stock or other securities of the Company, or its successors and assigns). Upon any liquidation of Company as contemplated by
Section 7.4 of the Shareholders Agreement dated as of April 7, 1998, this Agreement and the obligations of the Company to the Investors shall become obligations of Hudson RCI (or any successor) to the Investor.

4.   Miscellaneous.
     -------------

     4.1  Legends on Certificates.  Any and all certificates now or hereafter
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issued evidencing the Shares shall have endorsed upon them a legend such legends and shall be subject to such restrictions on transfer as may be necessary to comply with all applicable federal and state securities laws and regulations.

     4.2  Further Assurances.  Each party hereto agrees to perform any further
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acts and execute and deliver any document which may be reasonably necessary to carry out the intent of this Agreement.

     4.3  Binding Agreement.  This Agreement shall bind and inure to the benefit
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of the successors and assigns of the Company and successors and assigns of the
Investors.

     4.4  Notices.  Any notice required or permitted to be given pursuant to
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this Agreement shall be in writing and shall be deemed given upon personal delivery or, if mailed, upon the expiration of 48 hours after mailing by any form of United States mail requiring a return receipt, addressed (i) to Investor at the address set forth on the signature page hereof, (ii) to the Company at 599 Lexington Avenue, New York, New York. A party may change its address by giving written notice to the other parties setting forth the new address for the giving of notices pursuant to this Agreement.

     4.5  Amendments.  This Agreement may be amended at any time by the written
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agreement and consent of the parties hereof.

                                       3.
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     4.6  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware.

     4.7  Disputes.  In the event of any dispute among the parties arising out
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of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees.

     4.8  Entire Agreement.  This Agreement, including the agreements referred
          ----------------
to herein, constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating thereto.

     4.9  Headings.  Introductory headings at the beginning of each section of
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this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such section.

     4.10 Counterparts.  This Agreement may be executed in two or more
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counterparts, all of which, when taken together, shall constitute one and the same instrument.

                                       4.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              RIVER HOLDING CORP.

                              By:   /s/ Charles P. Rullman
                                    ----------------------------------
                                    Charles P. Rullman
                                    Its: President

                              FS EQUITY PARTNERS III, L.P.

                              By:   FS Capital Partners, L.P.
                              Its:  General Partner

                                    By:  FS Holdings, Inc.
                                    Its: General Partner

                                         By: /s/ Charles P. Rullman
                                            --------------------------
                                              Charles P. Rullman
                                              Its:
                                                  --------------------

                              FS EQUITY PARTNERS IV, L.P.

                              By:   FS Capital Partners LLC
                              Its:  General Partner


                                    By:  /s/ Charles P. Rullman
                                         -----------------------------
                                         Charles P. Rullman
                                         Its:  Managing Member

                              FS EQUITY PARTNERS INTERNATIONAL, L.P.

                              By:   FS & Co. International, L.P.
                              Its:  General Partner

                                    By:  FS International Holdings Limited
                                    Its: General Partner


                                         By:  /s/ Charles P. Rullman
                                              ------------------------
                                              Charles P. Rullman
                                              Its:
                                                  --------------------